UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2024
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
Post Holdings, Inc. (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information contained in Exhibit 99.1, which information is incorporated by reference herein. The information contained in Exhibit 99.1 is excerpted from a preliminary offering memorandum that is being disseminated in connection with the Company’s private offering of senior notes described below.
The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01.    Other Events.
On August 8, 2024, the Company announced that it has commenced a cash tender offer (the “Tender Offer”) for up to $475.0 million (subject to increase or decrease) in aggregate principal amount of its 5.625% senior notes due 2028. The Tender Offer is being made on the terms and subject to the conditions, including a financing condition, set forth in an offer to purchase, dated August 8, 2024 (as it may be amended or supplemented, the “Offer to Purchase”). The Tender Offer will expire at 5:00 p.m., New York City time, on September 6, 2024, unless extended or earlier terminated as described in the Offer to Purchase, with an early participation deadline of 5:00 p.m., New York City time, on August 21, 2024, unless extended or earlier terminated.
The Company also announced that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $1,200.0 million in aggregate principal amount of senior notes due 2033 (the “Notes”). The Company also announced that it intends to use the net proceeds from the Notes offering to finance the Tender Offer and the repayment of borrowings under its revolving credit facility (together, the “other financing transactions”) and to pay the costs, fees and expenses associated with the Notes offering and the other financing transactions and, to the extent there are any remaining net proceeds, for general corporate purposes, which could include, among other things, acquisitions, share repurchases, retirement or repayment of existing debt, capital expenditures and working capital.
Copies of the press releases issued in connection with the Tender Offer and the Notes offering are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and incorporated herein by reference.
This Current Report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Excerpts from Preliminary Offering Memorandum
99.2	Tender Offer Press Release dated August 8, 2024
99.3	Notes Offering Press Release dated August 8, 2024
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2024	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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